Exhibit 99.1
Marilyn Neal to Retire as Chief Operating Officer of Dex Media
Linda Martin Named as Successor
DENVER, December 5, 2005 — Dex Media (NYSE:DEX) today announced that Marilyn Neal, the company’s executive vice president and chief operating officer, will retire December 31, 2005. Dex also announced that Linda Martin, currently senior vice president – Sales, will be promoted to the position of executive vice president and chief operating officer, effective January 1, 2006.
“Under Marilyn’s leadership, Dex Media has achieved three years of industry-leading financial and operational performance,” said George Burnett, Dex’s president and CEO. “These achievements cap an impressive 32-year career in the directory publishing industry. While we will certainly miss Marilyn, her focus on excellent execution will continue under Linda Martin’s capable leadership.”
Effective January 1, 2006, Martin will assume responsibility for Dex’s day-to-day operations, including Local and National Sales, Corporate Marketing, Internet Products, Field Marketing, Operations and Customer Service.
“Linda’s 29 years of sales and operations experience, effective leadership style and focus on accountability and performance make her ideal for the COO role,” said Burnett. “With Linda’s knowledge of the business, we look forward to a seamless leadership transition, which is particularly important as we prepare for our planned merger with R.H. Donnelley.”
Martin joined Dex in 2002 as a vice president of Sales. In 2004, she was promoted to senior vice president of Sales, with sole responsibility for the company’s sales organization. Prior to joining Dex, she held senior sales and operations leadership positions at GTE/Verizon, including vice president– Transcoastal Region. In that position, she was instrumental in the GTE/Verizon merger process.
About Dex Media, Inc.
Dex Media, Inc., is the leading provider of print directories and Internet-based local search for 14 Western and Midwestern states. As the official publisher for Qwest Communications International Inc., Dex published 44.5 million copies of 269 White and Yellow Page directories in 2004. Dex’s Internet-based directory, DexOnline.com™, has been the most used Internet Yellow Pages local search site in the Dex region for seven consecutive quarters, with a share of the local search market equal to the next two competitors combined. In 2004, Dex Media generated revenue of approximately $1.65 billion.*
* excluding the effects of purchase accounting related to the acquisition of Dex Media West LLC.

Safe Harbor for Forward-Looking and Cautionary Statements
This document contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include certain statements about the merger of Dex Media, Inc. (“Dex”) with R.H. Donnelley Corporation (“RHD”), our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions and future financial and operating results are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. These include risks related to the inability to obtain, or meet conditions imposed for governmental and other approvals of the proposed merger, including approval by stockholders of both companies; the risk that the Dex and RHD businesses will not be integrated successfully; risks related to any uncertainty surrounding the merger, and the costs related to the merger; and the risk that the combined company may not continue to realize anticipated benefits from its cost saving measures.
Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include: (1) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (2) the failure of RHD and Dex stockholders to approve the merger; (3) the risk that the businesses will not be integrated successfully; (4) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; (5) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (6) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD’s and Dex’s results to differ materially from those described in the forward-looking statements are described in detail in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in RHD’s and Dex’s Annual Reports on Form 10-K for the year ended December 31, 2004, as well as RHD’s and Dex’s other periodic filings with the SEC that are available on the SEC’s internet site (http://www.sec.gov). We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent or obligation to update them except as required by law.
Additional Information and Where to Find It
In connection with the proposed transaction, RHD has filed a registration statement and both companies will file a joint proxy statement and other relevant documents with the Securities and Exchange Commission (the “SEC”). DEX URGES INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT AND SUCH OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT DEX, RHD AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and joint proxy statement (when available) as well as other filed documents containing information about Dex and RHD at http://www.sec.gov, the SEC’s website. Free copies of Dex’s SEC filings may also be obtained at http://www.dexmedia.com, and free copies of RHD’s SEC filings may be obtained from RHD’s website at http://www.rhd.com.

Participants in the Solicitation
Dex, RHD and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Dex’s or RHD’s stockholders with respect to the proposed transaction. A description of the interests of the directors and executive officers of Dex is set forth in Dex’s proxy statement for its 2005 annual meeting, which was filed with the SEC on April 20, 2005. A description of the interests of the directors and executive officers of RHD is set forth in RHD’s proxy statement for its 2005 annual meeting, which was filed with the SEC on March 21, 2005. Investors may obtain additional information regarding the interests of such potential participants by reading the proxy statement and prospectus regarding the proposed transaction when they become available.

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Investor Contact:	Media Contact:
Brooke Martellaro	Pat Nichols
866-545-2900	303-784-1555
brooke.martellaro@dexmedia.com	pat.nichols@dexmedia.com